EIGHTH AMENDMENT TO              EXHIBIT 4.22
                      AMENDED AND RESTATED CREDIT AGREEMENT



          EIGHTH AMENDMENT (the "Amendment"), dated as of February 1, 1995, among THE INTERLAKE CORPORATION, a Delaware corporation (the "Company"), each Subsidiary Borrower party to the Credit Agreement referred to below, The Interlake Corporation Employee Stock Ownership Trust (the "ESOP Borrower"), acting by and through the LaSalle National Trust, N.A. (successor to LaSalle National Bank), not in its individual or corporate capacity, but solely in its capacity as trustee of the ESOP Trust (the "ESOP Trustee" and together with the Company and the Subsidiary Borrowers, the "Credit Parties"), CHEMICAL BANK, individually and as Administrative Agent (the "Administrative Agent"), THE FIRST NATIONAL BANK OF CHICAGO, individually and as Co-Agent (the "Co-Agent"), and the financial institutions party to the Credit Agreement referred to below and listed on the signature pages hereto (the "Banks"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.


                              W I T N E S S E T H :


          WHEREAS, each of the Credit Parties, the Banks, the Administrative Agent and the Co-Agent are parties to that certain Amended and Restated Credit Agreement dated as of September 27, 1989 and amended and restated as of May 28, 1992 and as further amended by the First Amendment dated as of August 14, 1992, the Second Amendment and Waiver dated as of October 30, 1992, the Third Amendment and Waiver dated as of August 20, 1993, the Fourth Amendment dated as of December 22, 1993, the Fifth Amendment dated as of February 23, 1994, the Sixth Amendment dated as of August 16, 1994 and the Seventh Amendment dated as of January 24, 1995 (as so amended and restated and further amended and as the same may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement"); and

          WHEREAS, the Company, the Subsidiary Borrowers and the Banks wish to amend the Credit Agreement as herein provided;


          NOW THEREFORE, it is agreed:

          1. On the Eighth Amendment Effective Date, Section 1.01(c) of the Credit Agreement is hereby amended by (i) deleting the dollar amount of "$20,000,000" appearing in the first proviso of the penultimate sentence thereof and inserting in lieu thereof the dollar amount of "$15,000,000" and
(ii) adding the phrase ", minus the Priority Reduction Amount on such day" after the words "the amounts set forth below opposite such period" appearing in the penultimate sentence of such Section 1.01(c).

          2. On the Eighth Amendment Effective Date, Section 3.03 of the Credit Agreement is hereby amended by inserting the following new paragraph (e) at the end of such Section:

     "(e) On each date upon which a mandatory prepayment of Revolving A Loans would be required to be made in accordance with Section 4.02(h), the Total Revolving A Commitment shall be permanently re-

     duced by the amount of such required prepayment (determined as if Revolving A Loans were outstanding on the full amount of the Total Revolving A Commitment)."

          3. On the Eighth Amendment Effective Date, Section 4.01 of the Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

     "Notwithstanding anything contained in the foregoing to the contrary, no prepayments of any Loans (other than Revolving A Loans) may be made pursuant to this Section 4.01 at any time that the Priority Amount is greater than zero."

          4. On the Eighth Amendment Effective Date, Section 4.02(h) of the Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and inserting in lieu thereof the following:

     "All amounts required to be applied in accordance with this Section 4.02(h) shall be applied: (i) first, to the repayments of the outstanding Revolving A Loans in an aggregate amount not to exceed the Priority Amount then in effect, (ii) second, to the repayments of all outstanding Loans (other than ESOP Loans) pro rata among such outstanding Loans and (iii) third, after the Total Revolving Loan Commitment has been reduced to zero, to the extent permitted by applicable law, to repayments of the outstanding ESOP Loans."

               5. On the Eighth Amendment Effective Date, Section 8.08 of the Credit Agreement is hereby amended and restated in its entirety as follows:

               "8.08 Capital Expenditures. The Company will not, nor will it permit any of its Subsidiaries to, make or incur Capital Expenditures
          (a) in any fiscal year after 1994, in an amount that, together with any amounts expended pursuant to Section 8.06(xvii) in such fiscal year, is less than $15,000,000, and (b) in any period set out below, in excess of the amount that, together with any amounts expended pursuant to Section 8.06(xvii) in such period, is set forth below opposite such period:

          Period                                          Amount

          Fiscal Year Ending December, 1993             $25,000,000

          Fiscal Year Ending December, 1994              20,000,000

          Fiscal Year Ending December, 1995
            and each fiscal year thereafter              23,000,000"

      6. On the Eighth Amendment Effective Date, Section 8.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:

      "8.12 Minimum Consolidated EBITDA. At the end of each period shown below (taken as one accounting period), Consolidated EBITDA shall be greater than the amount set forth opposite such period, provided, that for purposes of this Section 8.12, Consolidated EBITDA shall be determined exclusive of an amount not to exceed $4,000,000 on a cumulative basis which reflects certain charges to be taken by the Company in connection with the St. Louis River Site:


 Fiscal Period     Amount

 For the four quarters of 1993                         $65,000,000

 For the first quarter of 1994                          11,300,000
 For the first two quarters of 1994                     29,600,000
 For the first three quarters of 1994                   48,800,000
 For the four quarters of 1994                          70,100,000

 For the first quarter of 1995                          15,000,000
 For the first two quarters of 1995                     36,000,000
 For the first three quarters of 1995                   58,000,000
 For the four quarters of 1995                          80,000,000

 For the first quarter of 1996                          26,200,000
 For the first two quarters of 1996                     52,500,000
 For the first three quarters of 1996                   78,700,000
 For the four quarters of 1996                         104,900,000

 For the first quarter of 1997                          28,000,000
 For the first two quarters of 1997                     56,000,000
 For the first three quarters of 1997                   84,000,000
 For the four quarters of 1997                         112,000,000

 For the first quarter of 1998                          28,000,000
 For the first two quarters of 1998                     56,000,000
 For the first three quarters of 1998                   84,000,000
 For the four quarters of 1998                         112,000,000

 For the first quarter of 1999                          28,000,000
 For the first two quarters of 1999                     56,000,000
 For the first three quarters of 1999                   84,000,000"

      7. On the Eighth Amendment Effective Date, Section 10 of the Credit Agreement is hereby amended by inserting the following new definitions in appropriate alphabetical order:

      "Priority Amount" shall mean at any time an amount, if positive, equal to the lesser of (x) the remainder of (i) the aggregate principal amount of all Loans (other than Revolving A Loans) repaid after the effective date of the Eighth Amendment and on or prior to such time pur-

 suant to Section 4.02(c) minus (ii) the Revolving A Loan Repayment Amount and (y) the amount of Revolving A Loans outstanding at such time in excess of $33,682,000.

      "Priority Reduction Amount" shall mean at any time an amount equal to the sum of (x) the Revolving A Loan Repayment Amount plus (y) the aggregate amount of all reductions to the Total Revolving A Commitment after the effective date of the Eighth Amendment pursuant to Section 3.02(a).

      "Revolving A Loan Repayment Amount" shall mean at any time an amount equal to the aggregate principal amount of Revolving A Loans repaid after the effective date of the Eighth Amendment to this Agreement and on or prior to such time pursuant to Section 4.02(h)(i).

      "Second U.K. Company" shall mean a wholly-owned Subsidiary of the Company, which shall be organized or incorporated under the laws of any of the countries comprising the United Kingdom (or a political subdivision of any thereof).

      "Second U.K. Restructuring" shall consist of the transactions described in Schedule XX.

      8. On the Eighth Amendment Effective Date, Section 13 of the Credit Agreement is hereby amended by adding the following new Sections 13.20 and 13.21:

 "Section 13.20  Special Priority of Revolving A Banks.  Notwithstand-

 ing anything to the contrary contained in the Security Documents (which are all deemed amended by this Section 13.20), the proceeds of any Collateral obtained by the Collateral Agent upon an Event of Default shall be applied first, after the payment of any and all expenses and fees (including reasonable attorneys' fees and expenses) incurred by the Collateral Agent in obtaining, taking possession of, removing, insuring, repairing, storing and disposing of Collateral and any and all amounts incurred by the Collateral Agent in connec-

 tion therewith, to repay outstanding Revolving A Loans in an amount equal to the Priority Amount then in effect, together with accrued and unpaid interest, fees and other amounts then owing in connection therewith, and thereafter as set forth in the Security Documents.

 Section 13.21 Second U.K. Restructuring. Notwithstanding anything to the contrary contained in this Agreement or any other Credit Agreement, the Company shall be permitted to effect the Second U.K. Restructuring in compliance with each of the actions outlined on Schedule XX (the "Second U.K. Restructuring") on a basis satisfactory to the Administrative Agent; provided that prior to the effectiveness of the Second U.K. Restructuring, the Company shall have satisfied the following conditions:

      (a) 99.9% of the capital stock of the Second U.K. Company shall be pledged to the Collateral Agent, provided that the pledge of such stock shall not be required, if in the reasonable judgment of the Administrative Agent, it is determined that such a pledge would preclude the Company from realizing the tax benefits intended to be created by the Second U.K. Restructuring;

      (b) any intercompany notes made by the Second U.K. Company and payable to The Interlake Companies, Inc. and/or Dexion
      Group PLC, shall be pledged to the Collateral Agent pursuant to (x) in the case of The Interlake Companies, Inc., the Subsidiary U.S. Pledge Agreement dated as of
      September 27, 1989 among Interlake ARD Corporation, The Interlake Companies, Inc. and the Collateral Agent and (y) in the case of Dexion Group PLC, the Share Charge Agreement dated September 27, 1989 between Dexion Group PLC and the Collateral Agent; and

      (c) At the request of the Administrative Agent, the Company shall provide to the Banks an opinion dated the date of the Second U.K. Restructuring, from counsel (who shall be satisfactory to the Administrative Agent) to the Company and in form and substance reasonably satisfactory to the Administrative Agent, covering the validity and perfection of the pledge granted pursuant to such Company Pledge Agreement and such other matters as the Administrative Agent may reasonably request."

      9. On the Eighth Amendment Effective Date, the Credit Agreement is hereby amended by adding Schedule XX thereto in the form of Exhibit A hereto.

      10. In order to induce the Banks to enter into this Amendment, each of the Credit Parties (other than the ESOP Trustee) hereby, (a) certifies that no Default or Event of Default exists and that each of the representations, warranties and agreements contained in Section 6 of the Credit Agreement on the Eighth Amendment Effective Date, both before and after giving effect to this Amendment, is true and correct in all material respects and (b) confirms that it has and will continue to comply with all of its obligations contained in the Credit Agreement and the other Credit Documents including with respect to each of the Borrowers, but not limited to, all of its obligations contained in
Section 7.10(b) of the Credit Agreement.

      11. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

      12. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Administrative Agent.

      13. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

      14. This Amendment shall become effective on the date (the "Eighth Amendment Effective Date") when each of the following conditions shall have been satisfied:

      (a) On or prior to the Eighth Amendment Effective Date, the Company, the Subsidiary Borrowers, the ESOP Trustee, the Administrative Agent, the Co-Agents and the Required Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of telecopier) such copies to the Administrative Agent; and

      (b) On or prior to the Eighth Amendment Effective Date, the Company shall have paid to the Administrative Agent for pro rata distribution to the Banks, based upon their respective Loans and Commitments, a fee equal to 3/8 of 1% of the total amount of all outstanding Loans and Commitments on such date.

      15. From and after the Eighth Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents or any other agreement to the Credit Agreement shall be deemed to be references to such Credit Agreement as amended hereby.


      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                                 THE INTERLAKE CORPORATION



                                 By________________________
                                   Title:


                                 SUBSIDIARY BORROWERS


                                 ACME STRAPPING INC.



                                 By________________________
                                   Title:


                                 DEXION (AUSTRALIA) PTY. LTD.
                                 A.C.N. 000 083 956



                                 By________________________
                                   Title:
                                 S.A. DEXION-REDIRACK N.V.



                                 By________________________
                                   Title:


                                 DEXION INTERNATIONAL LIMITED



                                 By________________________
                                   Title:


                                 PRECIS (935) LTD.



                                 By________________________
                                   Title:


                                 DEXION GmbH



                                 By________________________
                                   Title:


                                 TWICEBONUS LIMITED



                                 By________________________
                                   Title:


                                 THE INTERLAKE CORPORATION
                                 EMPLOYEE STOCK OWNERSHIP
                                 TRUST, acting by and through
                                 the LASALLE NATIONAL TRUST,
                                 N.A. (successor to LaSalle
                                 National Bank), not in its
                                 individual or corporate capa-
                                 city (except for the repre-
                                 sentations and warranties
                                 contained in Section
                                 6.01(b)(y) of the Credit
                                 Agreement) but solely in its
                                 capacity as ESOP Trustee



                                 By_________________________
                                   Title:


                                 BANKS

                                 CHEMICAL BANK
                                 Individually, and as
                                   Administrative Agent



                                 By________________________
                                   Title:


                                 THE FIRST NATIONAL BANK
                                   OF CHICAGO
                                 Individually, and as Co-Agent



                                 By_________________________
                                   Title:


                                 MITSUI TRUST & BANKING CO.,
                                   LTD.



                                 By_________________________
                                   Title:


                                 NATIONAL BANK OF CANADA



                                 By_________________________
                                   Title:



                                 By_________________________
                                   Title:


                                 NATIONAL WESTMINSTER BANK PLC



                                 By_________________________
                                   Title:


                                 BANK OF AMERICA NATIONAL
                                 TRUST AND SAVINGS
                                 ASSOCIATION, successor by
                                 merger to Security Pacific
                                 National Bank



                                 By________________________
                                   Title:


                                 BANK OF AMERICA, ILLINOIS



                                 By________________________
                                   Title:


                                 THE FUJI BANK LIMITED



                                 By_______________________
                                   Title:


                                 MELLON BANK N.A.



                                 By_______________________
                                   Title:

                                 THE NIPPON CREDIT BANK, LTD.



                                 By_______________________
                                   Title:


                                 THE BANK OF NOVA SCOTIA



                                 By_______________________
                                   Title:


                                 AMERICAN SAVINGS OF FLORIDA,
                                 F.S.B.



                                 By_______________________
                                   Title:


                                 UNION BANK OF FINLAND/
                                   CAYMAN ISLAND BRANCH



                                 By_______________________
                                   Title:


                                 BANK OF YOKOHAMA



                                 By_______________________
                                   Title:


                                 DER AG SPARKASSEN,
                                 GRAND CAYMAN ISLAND BRANCH*



                                 By_______________________
                                   Title:



                                 By_______________________
                                   Title:


                                 EATON VANCE PRIME RATE
                                   RESERVES



                                 By______________________
                                   Title:


                                 LEHMAN COMMERCIAL PAPER INC.



                                 By_______________________
                                   Title:


                                 RESTRUCTURED OBLIGATIONS
                                 BACKED BY SENIOR ASSETS, B.V.



                                 By_______________________
                                   Title:


                                 Chancellor Senior Secured
                                 Management, Inc. as Portfolio
                                 Advisor


                                 STICHTING RESTRUCTURED
                                 OBLIGATIONS BACKED BY SENIOR
                                 ASSETS 2, (ROSA 2)



                                 By_________________________
                                   Title:

                                 Chancellor Senior Secured
                                 Management, Inc. as Portfolio
                                 Advisor


                                 MERRILL LYNCH
                                 PRIME RATE PORTFOLIO

                                 By MERRILL LYNCH ASSET
                                      MANAGEMENT, L.P., as
                                    Investment Advisor



                                 By_______________________
                                   Title:


                                 MFS HIGH INCOME FUND



                                 By_______________________
                                   Title:


   ACCEPTED AND CONSENTED TO:


   INTERLAKE DRC LIMITED



   By________________________
     Title:


   DEXION GROUP PLC



   By________________________
     Title:

   * Per John Redding's instructions: Eighth Amendment signed as Girocredit, all future amendments should read DER
   AG SPARKASSEN, GRAND CAYMEN ISLAND BRANCH instead of
   Girocredit.

      P. Fitzgerald
      3/1/95